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                                                                     EXHIBIT 5.1


                 [SMITH, GAMBRELL & RUSSELL, LLP  LETTERHEAD]


                                May 16, 1997



Board of Directors
Rockdale National Bancshares, Inc.
P. O. Box 82030
Conyers, Georgia 30208

                 Re: Rockdale National Bancshares, Inc. Registration Statement on Form SB-2 800,000 Shares of Common Stock Registration No. 333-24435

Ladies and Gentlemen:

         We have acted as counsel for Rockdale National Bancshares, Inc. (the "Company"), in connection with the proposed public offering of the shares of its $1.00 par value Common Stock covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Georgia; and

         (5)     The Registration Statement, including all exhibits thereto.

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Georgia and is validly existing and in good standing under the laws of that State.
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Board of Directors
Rockdale National Bancshares, Inc.
May 16, 1997
Page 2




         (B) The 800,000 shares of Common Stock covered by the Registration Statement have been legally authorized and, when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        SMITH, GAMBRELL & RUSSELL, LLP



                                        /s/ Robert C. Schwartz
                                        --------------------------------
                                            Robert C. Schwartz


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